                                                                    Exhibit 99.1

                                [Logo of CORVIS]

       Corvis Corporation Reports Financial Results for the Third Quarter

           Strengthens Balance Sheet With Successful Private Placement

               Continues to Focus Business on Market Opportunities

                       Bolsters Broadwing Management Team

                        Returns to NASDAQ National Market

COLUMBIA, MD (November 5, 2003) - Corvis Corporation (NASDAQ: CORV), a leading provider of intelligent optical networking solutions, today reported revenues of $143.2 million for its fiscal third quarter ended September 30, 2003. This quarter's results primarily consist of communications services revenues recorded by its subsidiary, Broadwing Communications.

The Broadwing communications services division contributed $143.1 million in recorded revenues in the third quarter. The remaining $0.1 million was generated primarily from the company's equipment and equipment service contracts with the U.S. Government. All inter-company accounts and transactions have been eliminated.

"During the quarter, we continued to make progress on our path to profitability," said Dr. David Huber, Corvis chairman and CEO. "We continued to match company resources with market opportunities. The equipment side of our business will continue to support current customers and respond to selected requests. The advanced stage of our product development allows us to refocus our equipment business without significantly impacting our ability to deliver. The communications services side of our business is now the major focus of growth activity for the company," Dr. Huber said.

"We will continue to reduce costs where necessary and evaluate investing strategically for the long-term where our prospects look brightest," said Lynn Anderson, Corvis chief financial officer and treasurer. "We were encouraged by the move back to the NASDAQ National Market and by the positive response to our business strategy which enabled us to successfully raise additional capital in our private placement financing," Anderson said.

Reported net loss for the quarter was $112.3 million, or $(0.26) loss per share, for the current quarter as compared with a reported net loss of $127.4 million, or $(0.31) loss per share, for the third quarter of 2002.

EBITDA loss for the current quarter was $99.6 million, or $(0.23) per share compared to $114.8 million, or $(0.28) per share for the third quarter of 2002. Excluding inventory write-downs, restructuring charges associated with our manufacturing division and certain other non-cash expenses, adjusted EBITDA loss was $34.2 million, or $(0.08) per share compared to $41.5 million, or $(0.10) per share for the third quarter of 2002. A reconciliation of EBITDA and adjusted EBITDA to U.S. GAAP Net loss can be found in the footnotes below.

                                    - more -

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During the quarter, the company completed a private placement of 67.3 million shares of its common stock for gross proceeds of $77.4 million. The company also granted private placement investors an additional right to purchase up to an additional 13.5 million shares of common stock at $1.30 per share. The Company stated it intends to use the net proceeds of $73.5 million for general corporate purposes.

The company also announced a business restructuring initiative that will result in annual cost savings of approximately $30 million to $40 million once completed. The company stated that the business restructuring will be substantially completed by year-end and that it expects to reduce its total workforce from approximately 1,400 employees to approximately 1,200, with the reductions in staffing occurring primarily in the equipment business. The company incurred restructuring charges of approximately $52.9 million associated with this initiative in the third fiscal quarter ending September 30, 2003.

Broadwing Communications, the communications services division of Corvis, also made progress during the quarter. Broadwing added three highly experienced telecom industry executives to its management team and launched a strategy that, once completed, should reduce the company's cost of providing service by $3 million to $6 million a month.

On September 15, 2003, Corvis returned to the NASDAQ National Market from the NASDAQ Small Cap Market, reflecting the fact that its stock had traded over the minimum required bid price of one dollar for more than thirty consecutive business days.

Financial Position
------------------

Cash, cash equivalents and investments were $337.4 million at September 30, 2003 compared to $323.6 million at June 30, 2003. This represents a net change of $13.8 million for the quarter. The company reaffirmed its previous guidance and continues to expect to end fiscal 2003 with between $275 million and $300 million in cash, cash equivalents and short-term investments.

Webcast Information
-------------------

In conjunction with this announcement, Corvis will host a conference call to review its third quarter financial results and other operational developments, today at 4:30 PM EST. The live broadcast of the conference will be available via Corvis' website, www.corvis.com. An archived audio of the conference call will be available for future reference through the Corvis website at www.corvis.com.

About Corvis
------------

Corvis Corporation, and its consolidated subsidiary, Broadwing Communications, deliver innovative optical networking solutions that deliver voice, video and data solutions rapidly, flexibly and at the lowest total cost in the industry. Broadwing Communications is an innovative provider of data, voice and video solutions to carriers and large enterprises. Enabled by its one-of-

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a-kind, all-optical network and award-winning IP backbone, Broadwing offers a full suite of the highest quality communications products and services, with unparalleled customer focus and speed.

Corvis provides service providers and government agencies worldwide with scalable optical networking equipment that dramatically reduce the overall expenses associated with building and operating networks.

Corvis, Broadwing and the Corvis and Broadwing logos are trademarks and/or service marks of Corvis Corporation. All other trademarks are the property of their respective owners.

Investor Note Regarding Forward Looking Statements
--------------------------------------------------

This announcement and the quarterly earnings conference call and related information may contain certain forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's filings with the Securities and Exchange Commission.

                                      # # #

Corvis Contact:
Andrew G. Backman
Vice President
Investor and Public Relations
(443) 259-4259
Fax: (443) 259-4427
investorinformation@corvis.com
------------------------------

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                               CORVIS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)
                                    Unaudited

                                                                                    Nine Months Ended
                                              Quarter Ended September 30,             September 30,
                                                2003              2002               2003         2002
Revenues:
  Communications services sales                143,124                 -            169,821           -
  Equipment sales                                  114             1,352              1,952      13,092
                                              --------------------------           --------------------
  Total                                        143,238             1,352            171,773      13,092
                                              --------------------------           --------------------
Cost of sales
  Communications services                      109,618                 -            127,653           -
  Equipment sales                                   17               757              1,269       9,478
  Restructuring                                 29,651            24,278             32,989      30,324
                                              --------------------------           --------------------
  Total                                        139,286            25,035            161,911      39,802
                                              --------------------------          ---------------------

Gross profit                                     3,952           (23,683)             9,862     (26,710)


Operating expenses:
  Research and development                       7,692            25,104             39,830      73,138
  Selling, general and administrative           60,520            16,990             92,773      56,851
  Depreciation                                  11,460             9,070             24,540      25,688
  Amortization                                   2,112             5,658              5,873      12,833
  Equity-based expense                           5,182            17,707             15,914      54,684
  Restructuring and other charges               22,815            31,313             34,396      35,664
  Purchased research and development                 -                 -                  -      34,580
                                              --------------------------          ---------------------

Operating loss                                (105,829)         (129,525)          (203,464)   (320,148)

Exchange rate loss                              (7,642)                -             (7,642)          -
Interest and other income (expense), net           932             2,127              5,724       2,604
                                              --------------------------          ---------------------
Net loss before minority interest             (112,539)         (127,398)          (205,382)   (317,544)

Minority interest                                  276                 -                295           -
                                              --------------------------          ---------------------
Net loss                                      (112,263)         (127,398)          (205,087)   (317,544)
                                              ==========================          =====================
Net loss per share                               (0.26)            (0.31)             (0.49)      (0.82)
                                              ==========================          ======================
Weighted average shares outstanding            439,849           410,323            415,082     385,643
                                              ==========================          =====================

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                               CORVIS CORPORATION
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                        Quarter Ended September 30, 2003
                  (Dollars in thousands, except per share data)
                                    Unaudited
                          For Discussion Purposes Only

                                                Equipment      Communications Services     Eliminations       Total
                                                ---------      -----------------------     ------------       -----
Revenues:
  Communications services sales                         -                      143,124                -       143,124
  Equipment sales                                     114                            -                -           114
  Intercompany sales                                5,596                            -           (5,596)            -
                                           --------------------------------------------------------------------------
  Total                                             5,710                      143,124           (5,596)      143,238
                                           --------------------------------------------------------------------------

Cost of sales
  Communications services                               -                      109,868             (250)      109,618
  Equipment sales                                   3,004                            -           (2,987)           17
  Restructuring                                    29,651                            -                -        29,651
                                           --------------------------------------------------------------------------
  Total                                            32,655                      109,868           (3,237)      139,286
                                           --------------------------------------------------------------------------

Gross profit                                      (26,945)                      33,256           (2,359)        3,952

Operating expenses:
  Research and development                          7,692                            -                -         7,692
  Selling, general and administrative               7,883                       52,637                -        60,520
  Depreciation                                      4,162                        7,298                -        11,460
  Amortization                                      1,068                        1,044                -         2,112
  Equity-based expense                              5,182                            -                -         5,182
  Restructuring and other charges                  22,815                            -                -        22,815
                                           --------------------------------------------------------------------------
Operating loss                                    (75,747)                     (27,723)          (2,359)     (105,829)

Exchange rate loss                                 (7,642)                           -                -        (7,642)
Interest and other income (expense), net              888                           44                -           932
                                           --------------------------------------------------------------------------
Net loss before minority interest                 (82,501)                     (27,679)          (2,359)     (112,539)

Minority interest                                       -                            -              276           276
                                           --------------------------------------------------------------------------
Net loss                                          (82,501)                     (27,679)          (2,083)     (112,263)
                                           ==========================================================================

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Footnotes:

EBITDA and Adjusted EBITDA

EBITDA is the measure of profit or loss our management uses to evaluate the performance of our business. EBITDA is defined as net loss before depreciation, amortization and interest and other income, net. As such, it eliminates the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our business and intangible assets recognized as part of our recent business combinations. EBITDA is frequently used as one of the bases for comparing our operating performance with other companies in our industries, although our measure of EBITDA may not be directly comparable to similarly titled measures of other companies. Adjusted EBITDA excludes restructuring, asset impairment charges and exchange rate losses associated with the restructuring of our equipment division, as well as equity based expense, purchased research and development expense and minority interest. We use this measure because it excludes expenses that are non-cash or charges that management believes will not be reflected in continuing operations. These financial measures, however, should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). A reconciliation of these EBITDA and adjusted EBITDA results to U.S. GAAP Net loss is set forth on the following table:

                                                  Quarter Ended September 30,      Nine Months September 30,
                                                    2003           2002                2003        2002

Reported net loss                                (112,263)      (127,398)           (205,087)    (317,544)
Interest and other income, net                       (932)        (2,127)             (5,724)      (2,604)
Depreciation                                       11,460          9,070              24,540       25,688
Amortization                                        2,112          5,658               5,873       12,833
                                               -------------------------------  -------------------------------
EBITDA                                            (99,623)      (114,797)           (180,398)    (281,627)
                                               -------------------------------  -------------------------------
Write-down of inventory & other                    29,651         24,278              32,989       30,324
Restructuring & other charges                      22,815         31,313              34,396       35,664
Asset impairment, included
  in interest and other income, net                   385              -                 385            -
Exchange rate loss                                  7,642              -               7,642            -
Minority interest                                    (276)             -                (295)           -

Purchased research and development                      -              -                   -       34,580
Equity-based expense                                5,182         17,707              15,914       54,684
                                               --------------------------------  ------------------------------
 Adjusted EBITDA                                  (34,224)       (41,499)            (89,367)    (126,375)
                                               ================================  ==============================

 EBITDA per share                                   (0.23)         (0.28)              (0.43)       (0.73)
                                               ================================  ==============================
 Adjusted EBITDA per share                          (0.08)         (0.10)              (0.22)       (0.33)
                                               ================================  ==============================

Weighted average shares outstanding               439,849        410,323             415,082      385,643
                                               ================================  ==============================

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                               CORVIS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                                          September 30, 2003        December 28, 2002
                                                                             (unaudited)
Assets
Current assets:
  Cash and cash equivalents                                                    292,182                   457,833
  Short-term investments                                                        35,445                    24,133
  Trade accounts receivable                                                     68,232                     1,781
  Inventory, net                                                                     -                    26,491
  Other current assets                                                          26,254                    14,406
                                                                            ------------------------------------
    Total current assets                                                       422,113                   524,644

Restricted cash, non-current                                                     4,626                     2,329
Property and equipment, net                                                    113,262                    45,760
Goodwill and intangible assets, net                                             27,160                    13,965
Long-term investments                                                            9,726                    22,450
Other non-current assets                                                         6,121                     1,170
                                                                            ------------------------------------
    Total assets                                                               583,008                   610,318
                                                                            ====================================
Liabilities, minority interest and stockholders' equity
Current liabilities:
  Notes payable and capital lease obligations, current portion                     760                     2,089
  Accounts payable                                                              63,742                    14,973
  Accrued expenses and other liabilities                                        43,958                    31,608
  Accrued restructuring and other charges                                       19,424                    16,130
                                                                            ------------------------------------
    Total current liabilities                                                  127,884                    64,800

Notes payable and capital lease obligations, net of current portion              3,527                     2,747
Deferred revenue                                                                18,088                         -
Other long-term liabilities                                                      1,233                     2,693
                                                                            ------------------------------------
    Total liabilities                                                          150,732                    70,240

Minority interest                                                                  630                         -
Common stock*                                                                    4,867                     4,126
Additional paid-in capital                                                   2,902,035                 2,809,267
Shareholder notes receivable                                                       (32)                      (32)
Treasury stock, 12,281,800 shares at cost of $0.77 per share                    (9,512)                   (4,405)
Accumulated other comprehensive income (loss)                                       62                    (8,191)
   Accumulated deficit                                                      (2,465,774)               (2,260,687)
                                                                            ------------------------------------
    Total stockholders' equity                                                 431,646                   540,078
                                                                            ------------------------------------
    Total liabilities, minority interest and stockholders' equity              583,008                   610,318
                                                                            ====================================

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*    $0.01 per share par value; 1,900,000,000 authorized shares; 487,245,279 shares issued and 474,963,479 outstanding as of 9/30/03; 407,199,303 shares issued and outstanding shares as of 12/28/02.

                           OTHER FINANCIAL INFORMATION

                             (Dollars in thousands)



                                                      Quarter Ended
                                               September 30,  September 30,
                                                    2003           2002

    Capital expenditures                           $4,000        $15,150







                                      # # #

Investor and Public Relations
Andrew G. Backman
Vice President
Investor and Public Relations
(443) 259-4259
Fax: (443) 259-4427
investorinformation@corvis.com
------------------------------